NEWS RELEASE

NCR Voyix Reports Fourth Quarter and Full Year 2024 Results

ATLANTA, February 27, 2025 - NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”), a leading global provider of digital commerce solutions, reported financial results today for the three and twelve months ended December 31, 2024.

Fourth Quarter Financial Highlights

•Revenue was $682 million compared to $796 million in the prior year.
•Net loss from continuing operations attributable to NCR Voyix was $9 million, compared with $272 million in the prior year.
•Adjusted EBITDA was $114 million compared to $65 million in the prior year.
•Normalized Adjusted EBITDA was $112 million compared to $71 million in the prior year.
•Diluted EPS from continuing operations was $(0.08); non-GAAP diluted EPS was $0.22.
•Software & Services Revenue was $521 million compared to $530 million in the prior year.
•ARR was $1.64 billion compared to $1.56 billion in the prior year.
•Software ARR was $765 million compared to $735 million in the prior year.

Full Year Financial Highlights

•Revenue was $2.8 billion compared to $3.2 billion in the prior year.
•Net loss from continuing operations attributable to NCR Voyix was $202 million, compared with $729 million in the prior year.
•Adjusted EBITDA was $347 million compared to $337 million in the prior year.
•Normalized Adjusted EBITDA was $363 million compared to $407 million in the prior year.
•Diluted EPS from continuing operations was $(1.50); non-GAAP diluted EPS was $(0.13).
•Software & Services Revenue was $2.1 billion compared to $2.1 billion in the prior year.

“In the fourth quarter, we delivered revenue and adjusted EBITDA in-line with our expectations,” said James G. Kelly, Chief Executive Officer. “I am pleased with our continued execution on our transformation initiatives in 2024, which included the sale of Digital Banking and significant improvements to our cost structure and balance sheet, among others. I look forward to building on our recent progress to meet the evolving needs of our valued customers, expand market share, and position the Company to achieve its growth plans.”

Recent Business Highlights and Additional Information

•As of December 31, 2024, the Company had 74 thousand platform sites and 7 thousand payment sites, an increase of 26% and 8%, respectively, year-over-year.
•NCR Voyix’s Board of Directors appointed James G. Kelly, the previous Executive Chair of the Board, as President and Chief Executive Officer of the Company, effective February 4, 2025.
•The Company named Darren Wilson as Executive Vice President and President, Retail and Payments, effective February 12, 2025.
•In February 2025, the Company completed the $100 million share repurchase announced in November. In total, repurchased 7.3 million shares.

2025 Outlook

For the full-year 2025, the Company is providing the following outlook:

Total Revenue	$2,575M – $2,650M
Software and Services Revenue	$1,995M – $2,020M
Hardware Revenue	$580M – $630M
Adjusted EBITDA	$420M – $445M
Adjusted EBITDA (%)	16.3% – 16.8%
Non-GAAP Diluted EPS	$0.75 - $0.80
Adjusted Free Cash Flow - Unrestricted[1]	$170M - $190M
Conversion (as % of Adjusted EBITDA)	40% - 43%
1 Adjusted Free Cash Flow-Unrestricted excludes restructuring and transformation cash expenditures, environmental net cash, cash outflow related to accelerated capex projects, and $300 million of cash taxes related to the sale of Digital Banking.

The Company’s 2025 outlook assumes gross hardware recognition for the full-year 2025. Upon fully implementing the hardware ODM agreement with Ennoconn later this year, the Company’s outlook will be updated to reflect the net hardware commission revenue. Outlook does not include any potential impact for the pending trade tariffs (including, but not limited to, tariffs on Mexico and Canada) that have been imposed or announced by the U.S. government given the current uncertainty regarding the timing and ultimate structure of any such tariffs as well as the Company’s potential to mitigate the impact of tariffs. The Company’s outlook also excludes the impact of delayed Atleos country transfers and assumes foreign currency exchange rates remain consistent with rates as of January 2025.

In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Free Cash Flow-Unrestricted,” “Adjusted Free Cash Flow Conversion,” “Non-GAAP Diluted EPS,” “Normalized Revenue,” “Normalized Adjusted EBITDA,” and “Normalized Adjusted EBITDA Margin,” and others with the words “non-GAAP” or “normalized” in their titles. These non-GAAP measures are listed, described and reconciled for historic periods to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release. Our Adjusted EBITDA for historic periods after giving effect to the spin-off of NCR Atleos includes certain costs historically allocated to NCR Atleos that do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Accordingly, our guidance for Adjusted EBITDA in 2025 is more comparable to our historical Normalized Adjusted EBITDA, which includes an adjustment for these estimated costs. With respect to our outlook for full year 2025 for our Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow-Unrestricted (and the related margin and conversion metrics), we do not provide a reconciliation of the GAAP measure because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations and GAAP cash flow provided by (used in) operating activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. The Company also believes such reconciliations would imply a degree of precision that could be confusing or misleading to investors.

Earnings Conference Call

NCR Voyix management will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the Company’s results for the fourth quarter. Access to the webcast and the accompanying slides are available on the Investor Relations section of the Company’s website at https://investor.ncrvoyix.com. Participants may access the live call by dialing (877) 407-3088 (United States/Canada Toll-free) or +1 (201) 389-0927 (International Toll) and requesting to be connected to the conference call. A replay of the audio webcast will be archived on the Company’s website following the live event.

More information on the Company’s fourth quarter and full-year 2024 earnings results is available on the NCR Voyix Investor Relations section of the Company’s website at https://investor.ncrvoyix.com.
About NCR Voyix

NCR Voyix Corporation (NYSE: VYX) is a leading global provider of digital commerce solutions for the retail and restaurant industries. NCR Voyix transforms retail stores and restaurant systems through experiences with comprehensive, platform-led SaaS and services capabilities. NCR Voyix is headquartered in Atlanta, Georgia, with customers in more than 30 countries across the globe. For more information, visit ncrvoyix.com.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “target,” “anticipate,” “outlook,” “guidance,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, targets, goals, intentions, strategies, prospects, or financial outlook, including modeling considerations, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, but are not limited to, statements regarding: our expectations regarding our fiscal 2025 performance outlook, our capital allocation plans and priorities, our expectations following the divestiture of our digital banking business, the transition of our hardware business to an outsourced design and manufacturing model, and our expectations regarding other strategic initiatives and our growth strategies. Forward-looking statements are not guarantees of future performance, are subject to assumptions, risks and uncertainties that may, and there are a number of important factors that could cause actual outcomes and results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the Company’s actual results to differ materially include, among others, the following: our ability to successfully execute our growth strategy; our ability to successfully develop new solutions that achieve market acceptance and keep pace with technological developments; our ability to maintain a consistently high level of customer service; our ability to achieve some or all of the expected benefits of our cost reduction initiatives; the success of our strategic relationships with third parties and our ability to integrate with third-party applications and software; the failure of our acquisitions, divestitures and other strategic transactions or future acquisitions to produce anticipated results; our ability to realize the anticipated cost savings or other benefits related to the Hardware Business Transition on a timely basis or at all; our ability to perform under our agreements with NCR Atleos; potential indemnification obligations to NCR Atleos or a refusal of NCR Atleos to indemnify us pursuant to agreements executed in the spin-off; our ability to protect our systems and data from cybersecurity threats or other technological risks; risks related to evolving global laws and regulations relating to data privacy, data protection and information security; our ability to protect our intellectual property; extensive competition in our markets; disruptions in our data center hosting and public cloud facilities; risks related to defects, errors, installation difficulties or development delays; the failure of our artificial intelligence capabilities to operate as anticipated; changes in U.S. or foreign trade policies; our ability to maintain and update our information technology systems; our ability to retain key employees, or to recruit, develop and retain qualified employees; the inability of third party suppliers to fulfill our needs; risks related to our level or indebtedness; our ability to continue to access or renew financing sources and obtain capital; our failure to maintain effective internal control over financial reporting; and other factors included in “Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in other documents that we file with the U.S. Securities and Exchange Commission (“SEC”), which are available at https://www.sec.gov.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and should not be relied upon as representing our plans and expectations as of any subsequent date. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While the Company reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release the Company also uses the non-GAAP measures listed and described below. The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) and Adjusted EBITDA margin. The Company determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, acquisition-related costs, loss (gain) on disposal of businesses, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs net of recoveries, foreign currency devaluation, transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), and strategic initiative costs, among others. Separation-related costs include costs incurred as a result of the spin-off. Professional and other fees to effect the spin-off including separation management, organizational design, and legal fees have been classified within discontinued operations through October 16, 2023, the separation date. The Company also uses Adjusted EBITDA margin, which is calculated based on Adjusted EBITDA as a percentage of total revenue. The Company uses Adjusted EBITDA and Adjusted EBITDA margin to evaluate and measure the ongoing performance of its business segments. The Company also uses Adjusted EBITDA and Adjusted EBITDA margin to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors because they are indicators of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as substitutes for, or superior to, net income from continuing operations attributable to NCR Voyix or net profit margin, respectively, under GAAP.

Normalized Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Normalized Adjusted EBITDA) and Normalized Revenue. The Company determines Normalized Adjusted EBITDA for a given period by further adjusting its Adjusted EBITDA for estimated amounts historically allocated to NCR Atleos that do not meet the definition of amounts related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Normalized Adjusted EBITDA and Normalized Revenue also removes revenue and for Normalized Adjusted EBITDA the costs associated with the transfer or pending transfer of NCR Atleos-related operations in all foreign countries that had not yet occurred by December 31, 2024 from Adjusted EBITDA. In addition, Normalized Adjusted EBITDA and Normalized Revenue adjusts for all divestitures that occurred in prior periods that are not treated as discontinued operations under GAAP. The Company uses Normalized Adjusted EBITDA and Normalized Revenue to estimate the performance of the continuing business following the spin-off. The Company believes that Normalized Adjusted EBITDA and Normalized Revenue provide useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations following the spin-off and allow for more easy comparisons period over period.

Non-GAAP Diluted Earnings Per Share (EPS). The Company determines Non-GAAP Diluted EPS by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles, stock-based compensation expense, separation-related costs, cyber ransomware incident recovery costs net of recoveries, fraudulent ACH disbursements costs net of recoveries, strategic initiative costs, foreign currency devaluation costs, gains or losses related to the disposal of businesses, and transformation and restructuring activities, from the Company’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, the Company’s management uses these non-GAAP measures to evaluate year-over-year operating performance. The Company believes this measure is useful for investors because it provides a more complete understanding of the Company’s underlying operational performance, as well as consistency and comparability with the Company’s past reports of financial results.

Adjusted free cash flow-unrestricted. NCR Voyix management uses a non-GAAP measure called “adjusted free cash flow-unrestricted” to assess the financial performance of the Company. We define adjusted free cash flow-unrestricted as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus collections of previously sold trade receivables purchased from third parties, restricted cash settlement activity, NCR Atleos settlement activity, cash taxes paid for the Digital Banking Sale, cash activity related to environmental discontinued operations plus acquisition-related items, and plus pension contributions and settlements. NCR Atleos settlement activity relates to changes in amounts owed to and amounts due from NCR Atleos for activity related to items governed by the separation and distribution agreement. Activity from the commercial and transition services agreements are not included in this adjustment.

We believe adjusted free cash flow-unrestricted provides useful information to investors because it relates the operating cash flows from the Company’s continuing and discontinued operations to the capital that is spent to continue and improve business operations. In particular, adjusted free cash flow-unrestricted indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have a uniform definition under GAAP, and therefore the Company’s definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.

Use of Certain Terms

The term “recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. NCR Voyix’s management considers recurring revenue, and the other metrics derived therefrom, to be an important indicator of the predictability of revenue and part of our strategic plan.
The term “annual recurring revenue” or “ARR” is recurring revenue, excluding software licenses (SWL) sold as a subscription, for the last three months times four. In addition, plus the rolling four quarters of term-based SWL arrangements that include customer termination rights.
The term “Software ARR” includes recurring software license revenue, software maintenance revenue, SaaS revenue, standalone hosted contract revenue, professional services recurring revenue and payments revenue.
The term “Software & Services Revenue” includes all software, services and payments revenue and excludes hardware revenue.
The term “platform sites” includes all sites for which we bill for use of our Commerce platform.
The term “payment sites” includes all sites which utilizes NCR Voyix’s payment processing capabilities.

Reconciliation of Net Income from Continuing Operations Attributable to NCR Voyix (GAAP) to Adjusted Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

	3 months ended		12 months ended
$ in millions	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	$(9)	$(272)	$(202)	$(729)
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	53	50	206	190
Acquisition-related amortization of intangibles	6	10	28	41
Interest expense	14	37	134	294
Interest income	(4)	(1)	(9)	(12)
Acquisition-related costs	—	—	—	1
Income tax expense (benefit)	1	(16)	4	184
Stock-based compensation expense	8	75	40	140
Transformation and restructuring costs	35	23	125	28
Separation costs	1	77	10	95
Loss (gain) on disposal of businesses	—	22	(14)	12
Foreign currency devaluation	—	—	15	—
Fraudulent ACH disbursements	(1)	13	(5)	23
Pension mark-to-market adjustments	(12)	7	(12)	7
Cyber ransomware incident recovery costs	(8)	(6)	(13)	17
Strategic initiatives	30	—	48	—
Loss (gain) on debt extinguishment	—	46	(8)	46
Adjusted EBITDA (Non-GAAP)	$114	$65	$347	$337
Less: Divestitures(1)	—	(1)	—	(19)
Less: NCR Atleos delayed country transfers	(2)	(2)	2	(5)
Plus: Estimated costs historically allocated to NCR Atleos	—	2	—	71
Plus: Estimated costs historically allocated to Digital Banking	—	7	14	23
Normalized Adjusted EBITDA (Non-GAAP)	$112	$71	$363	$407
(1)2023 Divestiture amounts shown in table represent the quarterly impact of the non-core payments and Austria-hardware divestitures.

Reconciliation of Revenue to Normalized Revenue

$ in millions	Q4 2024 QTD	Q4 2023 QTD	Q4 2024 YTD	Q4 2023 YTD
Revenue	$682	$796	$2,826	$3,178
Less: Divestitures(1)	—	(3)	—	(44)
Less: NCR Atleos delayed country transfers	(4)	(2)	(8)	(11)
Normalized Revenue	$678	$791	$2,818	$3,123
(1)2023 Divestiture amounts shown in table represent the quarterly impact of the non-core payments and Austria-hardware divestitures.

Reconciliation of Software & Services Revenue to Normalized Software & Services Revenue

$ in millions	Q4 2024 QTD	Q4 2023 QTD	Q4 2024 YTD	Q4 2023 YTD
Software & Services Revenue	$521	$530	$2,055	$2,115
Less: Divestitures(1)	—	(2)	—	(36)
Less: NCR Atleos delayed country transfers	(3)	(2)	(5)	(8)
Normalized Software & Services Revenue	$518	$526	$2,050	$2,071
(1)2023 Divestiture amounts shown in table represent the quarterly impact of the non-core payments and Austria-hardware divestitures.

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Q4 2024 QTD	Q4 2024 YTD
Diluted Earnings Per Share from Continuing Operations (GAAP)(1)	$(0.08)	$(1.50)
Acquisition-related amortization of intangibles	0.04	0.15
Stock-based compensation expense	0.02	0.22
Transformation and restructuring costs	0.15	0.61
Separation costs	—	0.05
Loss (gain) on disposal of businesses	—	(0.07)
Foreign currency devaluation	—	0.08
Fraudulent ACH disbursements	(0.01)	(0.02)
Cyber ransomware incident recovery costs	(0.04)	(0.07)
Strategic initiatives	0.16	0.25
Pension mark-to-market adjustments	(0.05)	(0.05)
Loss (gain) on debt extinguishment	—	(0.04)
Non-GAAP Diluted EPS(1)	$0.22	$(0.13)
(1) Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

$ in millions	Q4 2024 QTD	Q4 2024 QTD Non-GAAP	Q4 2024 YTD	Q4 2024 YTD Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders
Income (loss) from continuing operations (attributable to NCR Voyix)	$(9)	$36	$(202)	$(21)
Dividends on convertible preferred shares	(3)	—	(15)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(12)	$36	$(217)	$(21)
Weighted average outstanding shares:
Weighted average diluted shares outstanding	144.9	147.6	144.7	147.5
Weighted as-if converted preferred shares	—	15.9	—	15.9
Total shares used in diluted earnings per share	144.9	163.5	144.7	163.4
Diluted earnings per share from continuing operations	$(0.08)	$0.22	$(1.50)	$(0.13)

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Period Ended December 31
	Three Months		Twelve Months
	2024	2023	2024	2023
Revenue
Product	$186	$293	$870	$1,168
Service	496	503	1,956	2,010
Total Revenue	682	796	2,826	3,178
Cost of products	176	278	770	1,049
Cost of services	357	407	1,477	1,460
Total gross margin	149	111	579	669
% of Revenue	21.8%	13.9%	20.5%	21.1%
Selling, general and administrative expenses	119	232	459	659
Research and development expenses	28	41	157	139
Income (loss) from operations	2	(162)	(37)	(129)
% of Revenue	0.3%	(20.4)%	(1.3)%	(4.1)%
Gain (loss) on extinguishment of debt	—	(46)	8	(46)
Interest expense	(14)	(37)	(134)	(294)
Other income (expense), net	4	(43)	(36)	(76)
Total interest and other expense, net	(10)	(126)	(162)	(416)
Income (loss) from continuing operations before income taxes	(8)	(288)	(199)	(545)
% of Revenue	(1.2)%	(36.2)%	(7.0)%	(17.1)%
Income tax expense (benefit)	1	(16)	4	184
Income (loss) from continuing operations	(9)	(272)	(203)	(729)
Income (loss) from discontinued operations, net of tax	(2)	(47)	1,160	306
Net income (loss)	(11)	(319)	957	(423)
Net income (loss) attributable to noncontrolling interests	—	—	(1)	—
Net income (loss) attributable to noncontrolling interests of discontinued operations	—	(1)	—	—
Net income (loss) attributable to NCR Voyix	$(11)	$(318)	$958	$(423)
Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$(9)	$(272)	$(202)	$(729)
Dividends on convertible preferred stock	(3)	(4)	(15)	(16)
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	(12)	(276)	(217)	(745)
Income (loss) from discontinued operations, net of tax	(2)	(46)	1,160	306
Net income (loss) attributable to NCR Voyix common stockholders	$(14)	$(322)	$943	$(439)
Income (loss) per share attributable to NCR Voyix common stockholders:
Income (loss) per common share from continuing operations
Basic	$(0.08)	$(1.95)	$(1.50)	$(5.30)
Diluted (1)	$(0.08)	$(1.95)	$(1.50)	$(5.30)
Net income (loss) per common share
Basic	$(0.10)	$(2.28)	$6.52	$(3.12)
Diluted (1)	$(0.10)	$(2.28)	$6.52	$(3.12)
Weighted average common shares outstanding
Basic	144.9	141.4	144.7	140.6
Diluted (1)	144.9	141.4	144.7	140.6
(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on the Company’s Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR VOYIX CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Period Ended December 31
	Three Months			Twelve Months
	2024	2023	% Change	2024	2023	% Change
Revenue by segment
Retail	$461	$544	(15)%	$1,956	$2,177	(10)%
Restaurants	$211	$223	(5)%	$825	$886	(7)%
Total segment revenue
Corporate and Other(1)	$10	$29	(66)%	$45	$115	(61)%
Total revenue	$682	$796	(14)%	$2,826	$3,178	(11)%

Adjusted EBITDA by segment
Retail	$102	$90	13%	$383	$411	(7)%
Retail Adjusted EBITDA margin %	22.1%	16.5%		19.6%	18.9%
Restaurants	$68	50	36%	251	197	27%
Restaurants Adjusted EBITDA margin %	32.2%	22.4%		30.4%	22.2%
Segment Adjusted EBITDA	$170	$140	21%	$634	$608	4%
Segment Adjusted EBITDA margin %	25.3%	18.3%		22.8%	19.8%
Corporate and Other(1)	$(56)	(75)	(25)%	(287)	(271)	6%
Total Adjusted EBITDA	$114	$65	75%	$347	$337	3%
Total Adjusted EBITDA margin %	16.7%	8.2%		12.3%	10.6%
(1) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to any of our two individual reportable segments along with certain non-strategic businesses that are considered immaterial operating segment(s) and certain countries which are expected to transfer to NCR Atleos in 2025, as well as commercial agreements with NCR Atleos.

NCR VOYIX CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

In millions, except per share amounts	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$724	$259
Accounts receivable, net of allowances of $26 and $29 as of December 31, 2024 and December 31, 2023, respectively	539	414
Inventories	208	250
Restricted cash	31	21
Prepaid and other current assets	169	178
Current assets of discontinued operations	—	84
Total current assets	1,671	1,206
Property, plant and equipment, net	192	207
Goodwill	1,516	1,519
Intangibles, net	94	123
Operating lease assets	229	231
Prepaid pension cost	47	43
Deferred income taxes	189	239
Other assets	514	532
Noncurrent assets of discontinued operations	—	$890
Total assets	$4,452	$4,990
Liabilities and stockholders’ equity (deficit)
Current liabilities
Short-term borrowings	$—	$15
Accounts payable	332	440
Payroll and benefits liabilities	104	126
Contract liabilities	211	157
Settlement liabilities	47	39
Other current liabilities	726	421
Current liabilities of discontinued operations	—	135
Total current liabilities	1,420	1,333
Long-term debt	1,098	2,563
Pension and indemnity plan liabilities	144	160
Postretirement and postemployment benefits liabilities	41	43
Income tax accruals	52	64
Operating lease liabilities	248	251
Other liabilities	242	253
Noncurrent liabilities of discontinued operations	—	22
Total liabilities	3,245	4,689
Commitments and Contingencies (Note 11)
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 shares issued and outstanding as of December 31, 2024 and December 31, 2023; redemption amount and liquidation preference of $276 as of December 31, 2024 and December 31, 2023	276	276
Stockholders’ equity (deficit)
NCR Voyix stockholders’ equity (deficit)
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 142.1 and 142.6 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	1	1
Paid-in capital	866	874
Retained earnings (deficit)	535	(421)
Accumulated other comprehensive loss	(469)	(429)
Total NCR Voyix stockholders’ equity (deficit)	933	25
Noncontrolling interests in subsidiaries	(2)	—
Total stockholders’ equity (deficit)	931	25
Total liabilities and stockholders’ equity (deficit)	$4,452	$4,990

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

In millions	Twelve months ended December 31
	2024	2023
Operating activities
Net income (loss)	$957	$(423)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (gain) on debt extinguishment	(8)	46
Depreciation and amortization	297	559
Stock-based compensation expense	47	177
Deferred income taxes	43	140
Gain on terminated interest rate derivative agreements	—	(103)
Impairment of other assets	11	8
Loss (gain) on disposal of property, plant and equipment and other assets	—	(2)
Loss (gain) on divestiture	(1,544)	12
Changes in assets and liabilities:
Receivables	(57)	47
Inventories	39	9
Current payables and accrued expenses	(115)	108
Contract liabilities	67	(24)
Employee benefit plans	(38)	(6)
Other assets and liabilities	169	146
Net cash provided by (used in) operating activities	$(132)	$694
Investing activities
Expenditures for property, plant and equipment	$(30)	$(130)
Proceeds from sale of property, plant and equipment and other assets	—	8
Additions to capitalized software	(187)	(247)
Business acquisitions, net of cash acquired	—	(7)
Proceeds from divestiture, net	2,458	96
Proceeds from disposition of corporate-owned life insurance policies	36	—
Termination of trade receivable facility	(300)	—
Collections on purchased trade receivables	212	—
Purchases of short-term investments	—	(10)
Net cash provided by (used in) investing activities	$2,189	$(290)
Financing activities
Payments on term credit facilities	(200)	(1,878)
Payments on revolving credit facilities	(699)	(2,855)
Payments of senior unsecured notes	(1,177)	(1,000)
Borrowings on term credit facilities	—	200
Borrowings on revolving credit facilities	600	2,430
Debt issuance costs and bridge commitment fees	—	(5)
Call premium paid on debt extinguishment	—	(24)
Payments on other financing arrangements	—	(2)
Cash dividend paid for Series A preferred shares dividends	(15)	(15)
Repurchases of common stock	(56)	—
Proceeds from employee stock plans	13	27
Tax withholding payments on behalf of employees	(12)	(34)
Principal payments for finance lease obligations	(14)	(15)
Proceeds from long-term debt related to debt transferred to NCR Atleos at separation	—	3,016
Cash transferred to NCR Atleos at separation	—	(684)
Net cash provided by (used in) financing activities	$(1,560)	$(839)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(24)	(20)
Increase (decrease) in cash, cash equivalents, and restricted cash	$473	$(455)
Cash, cash equivalents and restricted cash at beginning of period	285	740
Cash, cash equivalents, and restricted cash at end of period	$758	$285

Contact:

Investor Relations:
Sarah Jane Schneider
sarahjane.schneider@ncrvoyix.com

Media Relations:
Kymberly Graham
media.relations@ncrvoyix.com